UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2018

CA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 12, 2018, CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”) obtained clearance under the antitrust laws of the European Union with respect to CA’s pending acquisition by Broadcom (the “Acquisition”), which was the last regulatory approval required to consummate the Acquisition.

On October 15, 2018, Broadcom delivered a written election to irrevocably exercise its right under the Agreement and Plan of Merger between Broadcom, Collie Acquisition Corp. and CA (the “Merger Agreement”) to defer the closing of the Acquisition until November 5, 2018, which is the first business day of Broadcom’s immediately succeeding fiscal quarter, subject to the terms and conditions of the Merger Agreement. Pursuant to the Merger Agreement, as a consequence of delivering such written election and CA delivering a certificate certifying that certain closing conditions have been satisfied, Broadcom may not assert certain closing conditions or termination rights, including those related to breaches of CA’s representations and warranties or the occurrence of a material adverse effect.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iii) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (v) risks related to diverting management’s attention from CA’s ongoing business operations, (vi) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (vii) unexpected costs, charges or expenses resulting from the proposed transaction, and (viii) other risks described in CA’s filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CA, INC.

Date: October 15, 2018	By:	/s/ Ava M. Hahn
Name: Ava M. Hahn
Title: Executive Vice President, General
Counsel, Corporate Secretary and
Chief Ethics and Compliance Officer